UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2019 (March 5, 2019)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2019, Arlington Asset Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the offer and sale of 1,200,000 shares of the Company’s 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), at a public offering price of $25.00 per share. The Underwriters were granted an option to purchase up to an additional 180,000 shares of Series C Preferred Stock to cover over-allotments, if any, bringing the total number of shares of Series C Preferred Stock that may be issued in the offering to 1,380,000 shares of Series C Preferred Stock. Closing of the offering of 1,200,000 shares of Series C Preferred Stock is expected to occur on March 12, 2019, subject to customary closing conditions.

The Series C Preferred Stock will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-215384) (the “Registration Statement”). The offering was made pursuant to the prospectus supplement, dated March 5, 2019, and the accompanying prospectus, dated February 17, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses and damages arising out of or in connection with the sale of the Series C Preferred Stock.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text thereof, filed as Exhibit 1.1 hereof and incorporated herein by reference. The legal opinion of Hunton Andrews Kurth LLP relating to the legality of the Series C Preferred Stock is attached as Exhibit 5.1 hereto.

Item 3.03.	Material Modifications to Rights of Security Holders.

On March 7, 2019, the Company filed, with the State Corporation Commission of the Commonwealth of Virginia, Articles of Amendment (the “Articles of Amendment”) to the Amended and Restated Articles of Incorporation of the Company classifying and designating 2,500,000 shares of the Company’s authorized preferred stock, par value $0.01 per share, as the Series C Preferred Stock, with the powers, designations, preferences and other rights as set forth therein.

The Articles of Amendment, among other things, provide that the Company will pay cumulative cash dividends on the Series C Preferred Stock when and as declared by the Company’s Board of Directors. The initial dividend rate for the Series C Preferred Stock, from and including March 12, 2019, to but excluding March 30, 2024, will be a fixed rate equal to 8.250% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.0625 per share). On and after March 30, 2024, dividends on the Series C Preferred Stock will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 5.664% per annum. Dividends on the Series C Preferred Stock will be payable quarterly in arrears on the 30th day of each March, June, September and December, when and as declared, beginning on June 30, 2019 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day).

The Series C Preferred Stock ranks senior to the Company’s common stock, $0.01 par value per share (“Common Stock”), with respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Series C Preferred Stock will not be redeemable before March 30, 2024, except under certain limited circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles of Amendment). On or after March 30, 2024, the Company may, at its option, redeem, in whole or in part, at any time or from time to time, the Series C Preferred Stock at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem, in whole or in part, the Series C Preferred Stock, within 120 days after the first date on which such Change of Control occurred, at a cash redemption price of $25.00 per share plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date. The Series C Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by the Company or converted into Common Stock in connection with a Change of Control by the holders of Series C Preferred Stock, as described below.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to the Company’s election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles of Amendment)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Common Stock per share of Series C Preferred Stock determined by a formula, on the terms and subject to the conditions described in the Articles of Amendment, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series C Preferred Stock intended to preserve the Company’s qualification as a REIT. Holders of Series C Preferred Stock generally have no voting rights, but have limited voting rights if the Company fails to pay dividends for six or more full quarterly dividend periods (whether or not consecutive) and under certain other circumstances.

A copy of the Articles of Amendment and Form of Series C Preferred Stock Certificate are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The description of the terms of the Articles of Amendment in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Articles of Amendment set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 5, 2019, by and among the Company and Morgan Stanley & Co. LLC and UBS Securities LLC as representatives of the several underwriters named therein.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Arlington Asset Investment Corp. designating the Company’s 8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (filed with the SEC as Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on March 11, 2019 and incorporated herein by reference).

4.1	Form of Series C Preferred Stock Certificate (filed with the SEC as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on March 11, 2019 and incorporated herein by reference).

5.1	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Series C Preferred Stock.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: March 11, 2019	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer